Stifel Financial Corp. 3rd Quarter 2008 Fiscal Year Earnings Conference Call November 3, 2008

Forward Statements This presentation may contain "forward-looking statements" that involve risks and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp. and Stifel Nicolaus ("SF" or the "Company"). Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's Annual and Quarterly Reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission. To supplement our financial statements presented in accordance with GAAP, the management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results. Certain statements in the following presentation relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.

3rd Quarter 2008 Business Highlights Record Net Revenues of $218.9 million, up 20% from 3Q07. Revenue growth in PCG, ECM and Stifel Bank was offset by Investment Banking weakness GAAP net income of $12.8 million, or $0.46 per diluted share, a 53% increase over the $0.30 per diluted share reported in 3Q07. Balanced business model continues to thrive in uncertain times Core net income of $16.7 million, or $0.60 per diluted share, a 17% increase over 3Q07 Core earnings pretax margin was 13%. Core earnings, annualized return on average equity was 14% with only 3x leverage. On September 29, 2008, the Company successfully completed the public offering of 1,495,000 new shares of Company common stock at an offering price of $45.00 per share.

YTD Highlights Record nine month revenues of $639.4 million, a 16% increase compared to 2007. PCG record revenue, up 11%, FICM record revenue, up 185%. GAAP net income of $39.5 million, or $1.44 per diluted share, a 115% increase for the nine months as compared to 2007. Book value per common share increased to $22.21 as of September 30 2008, a 22% increase from December 31, 2007. Core net income of $51.4 million, or $1.88 per diluted share, an 11% increase for the year as compared to 2007. For the nine months ended September 30, 2008, utilizing Core earnings, pre-tax margin was 13%. For the nine months ended September 30, 2008, utilizing Core earnings, annualized return on average equity was 15%.

Summary Income Statement Core Net Revenues GAAP Net Revenues

Growth Strategy Disruption in Private Client Market presents significant opportunities Wachovia+WFC, Merrill+BOA, Lehman Bros. bankruptcy, and the collapse of Bear Stearns has caused thousands of Financial Advisors to ponder their future. The Wall Street principal business model under scrutiny Deleveraging removes the major advantage of our competitors and significantly hampers their existing business models. Global turmoil creates opportunity to enhance Capital Markets platform While firms fight for survival, cut staff, and contemplate the new world, we are growing. Stifel is already regulated by the Fed while peers "plan" for new future. Successful Equity raise in 3Q08 will fund further expansion plans

2008 Growth Total 2008 As of Business Units Additions 9/30/2008 Private Client Group Financial Advisors* . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 140 1,228 Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21 194 Equity Capital Markets Equity Sales & Trading Professionals . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . 20 112 Investment Banking Professionals . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . 38 134 Fixed Income Capital Markets Fixed Income Sales & Trading Professionals . . . .. . . . . . . . . . . . . . . . . . . . . . . 27 137 Public Finance Professionals . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . 25 46 Banking Stifel Bank & Trust Associates . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . 49 73

Market Turmoil=Oportunity Stifel has one of the fastest growing Private Wealth Management businesses in the industry. Stifel Equity Research is 6th largest research department in the U.S. and the 2nd largest provider of small cap coverage. (1) (1) Source: StarMine

Source of Revenues

Principal Transactions

Volatility of Investment Account

2008 YTD Segment Comparison (excluding Acquisitions) Balanced business model facilitates growth during volatile markets Stable PCG business is augmented by profitable and growing Capital Markets.

Segment Comparison excluding acquisitions Total net revenues increased 20% despite unprecedented equity & credit market dislocations. Revenues increased in each vertical and margins improved in 3 out of 4 operating segments

Private Client Group - Income Statement Strong commission & fee growth was offset by a weaker syndicate calendar Margins were modestly lower due to the opening of 21 new offices in 2008

New Branches

Equity Capital Markets - Income Statement Record quarterly flow business (cash equities) Variable cost business model leaves room for continued margin expansion

Fixed Income Capital Markets - Income Statement Volatility, expanded distribution and client focused model drive record results Opened more than 375 new institutional accounts YTD in 2008

Stifel Bank - Income Statement Continued build-out to serve Stifel Nicolaus clients and potential clients.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings

Income Statement Impact

Balance Sheet Graphs Total Assets Total Capitalization Capitalization Ratio Book Value Per Share

Capital Structure

Other Financial Data

Q&A - Questions and Answers